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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
AccuMed International, Inc.


We consent to incorporation by reference in the registration statements
(No.  333-04715, 033-98902, 333-07681 and 333-28125) on Form S-3 and (no.
333-04320 and 333-11219) on Form S-8 on AccuMed International, Inc. of our report dated March 18, 1997, relating to the statement of net assets sold of Difco Microbiology Systems, Incorporated as of December 31, 1996 and 1995 and the related statements of revenue and expenses, changes in equity and cash flows for the years then ended.



                                        /s/ Perrin, Fordree & Company, P. C.

Troy, Michigan

December 9, 1997



























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